Westwood Holdings Group, Inc. Reports Third Quarter 2020 Results
Strong investment performance across multiple strategies
Earnings impacted by non-cash and non-recurring items
U.S. cash position strengthened with funds repatriated from Canadian operation

Dallas, TX, October 28, 2020 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported third quarter 2020 earnings. Significant items include:
▪Income Opportunity, AllCap Value, SmidCap, Total Return, High Income, Alternative Income, and Global Convertibles strategies all beat their primary benchmarks for the quarter.
▪Total Return strategy achieved a top quartile peer ranking while our SmidCap, AllCap Value, and High Income strategies posted top 40% peer rankings.
▪Westwood held $77.6 million in cash and short-term investments at September 30, 2020, up $3.4 million from June 30, 2020. Stockholders' equity was $126.5 million and no debt.
▪Revenues of $15.5 million compared with $15.9 million in the second quarter of 2020 and $19.9 million a year ago.
▪Net loss of $10.3 million compared with a net loss of $2.6 million in the second quarter of 2020 and net income of $1.1 million a year ago.
▪The third quarter was negatively impacted by several one-time items, including:
•$4.2 million non-cash reclassification of foreign currency translation adjustments from Accumulated Other Comprehensive Income (Loss) to Net Income (Loss), with no impact on Stockholder's Equity, following the closure of Westwood International Advisors.
•$1.1 million in incremental Canadian withholding taxes (net of U.S. federal tax deduction) paid to repatriate more than $37.0 million from Westwood International Advisors to the U.S.
•$3.4 million non-cash write-off of historical Advisory goodwill to reflect lower market capitalization and Advisory net outflows.
▪Non-GAAP economic loss of $1.7 million, compared with economic earnings of $0.2 million in the second quarter of 2020 and $3.9 million a year ago.
Brian Casey, Westwood’s President and CEO, commented, "As part of the ongoing execution of our strategic plan that we communicated to you last quarter, Westwood International Advisors has now ceased operations and a significant amount of cash has been moved from Canada to the U.S. for deployment in business initiatives that we consider more attractive over the long-term. These decisive actions, along with the write-off of historical goodwill in our Advisory business, contributed to a loss for the quarter, however the associated accounting effects were primarily non-cash and non-recurring in nature. We have recently celebrated several institutional and retail wins that will fund later this year or early in the New Year.

Consultant approval ratings continue to move up, our pipeline for new business opportunities is at its highest level in over five years and we have recently been invited to present in finals for several large mandates. Our investment performance is competitive across our wide range of strategies and I am particularly pleased to report that our investment teams weathered the recent market volatility very well. Our new client portal, developed in partnership with InvestCloud, will be released to Westwood Wealth clients over the next few weeks. We are excited to bring this digital experience to our customers and look forward to announcing additional technology platform ventures in the months ahead."
Revenues were somewhat lower than the second quarter due to closing Emerging Markets strategies, which slightly reduced our average fee rate. Revenues were lower than last year's third quarter principally as a result of lower average assets under management ("AUM").
AUM of $12.0 billion at September 30, 2020 rose slightly from $11.9 billion at June 30, 2020. The increase reflected market appreciation offset by net outflows mainly in our closed Emerging Markets products while our MLP strategies experienced drawdowns.
The third quarter net loss of $10.3 million exceeded the second quarter's $2.6 million net loss primarily due to the one-time items noted above, partially offset by lower operating expenses and lower foreign currency transaction losses. Diluted earnings per share ("EPS") was a loss of $1.31 compared with a loss of $0.33 for the second quarter. Non-GAAP economic losses of $1.7 million, or $0.22 per share, compared with earnings of $0.2 million, or $0.03 per share, in the second quarter.
The third quarter net loss of $10.3 million compared unfavorably with net income of $1.1 million in the third quarter of 2019 primarily due to the one-time items noted above, partially offset by lower operating expenses, particularly employee compensation and benefits. Diluted EPS was a loss of $1.31 compared with earnings of $0.13 for the third quarter of 2019. Non-GAAP economic losses were $1.7 million, or $0.22 per share, compared with earnings of $3.9 million, or $0.46 per share for the third quarter of 2019.
Economic earnings (loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss third quarter 2020 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through November 5, 2020 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 2732349.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in several distinct investment capabilities: U.S. Value Equity, Multi-Asset, Convertibles and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Boston and Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,”

and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; the impact of the COVID-19 pandemic; the significant concentration of our revenues in a small number of customers; our ability to avoid termination of client agreements and the related investment redemptions; regulations adversely affecting the financial services industry; competition in the investment management industry; our ability to develop and market new investment strategies successfully; our AUM include investments in foreign companies; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to maintain effective cyber security; our ability to perform operational tasks; our ability to identify and execute on our strategic initiatives; our ability to maintain effective information systems; our ability to select and oversee third-party vendors; litigation risks; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our stock is thinly traded and may be subject to volatility; our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; we are a holding company dependent on the operations and funds of our subsidiaries; our relationships with investment consulting firms; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
REVENUES:
Advisory fees:
Asset-based	$8,847	$9,328	$13,164
Performance-based	713	695	154
Trust fees	5,787	5,657	6,281
Trust performance-based fees	37	40	—
Other, net	70	155	293
Total revenues	15,454	15,875	19,892

EXPENSES:
Employee compensation and benefits	9,515	10,787	12,072
Sales and marketing	215	253	506
Westwood mutual funds	421	434	916
Information technology	2,158	2,030	2,017
Professional services	1,033	991	940
General and administrative	2,333	2,191	2,317
Impairment expense	3,403	—	—
(Gain) loss on foreign currency transactions	419	1,323	(402)
Total expenses	19,497	18,009	18,366
Net operating income (loss)	(4,043)	(2,134)	1,526
Unrealized gains (losses) on private investments	(73)	159	—
Investment income (expense)	(43)	124	—
Other income	34	34	33
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	(4,193)	—	—
Income (loss) before income taxes	(8,318)	(1,817)	1,559
Income tax expense	1,971	758	442
Net income (loss)	$(10,289)	$(2,575)	$1,117
Other comprehensive income (loss):
Foreign currency translation adjustments	621	1,371	(482)
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	4,193	—	—
Total comprehensive income (loss)	$(5,475)	$(1,204)	$635

Earnings (loss) per share:
Basic	$(1.31)	$(0.33)	$0.13
Diluted	$(1.31)	$(0.33)	$0.13

Weighted average shares outstanding:
Basic	7,829,478	7,879,698	8,432,598
Diluted	7,829,478	7,879,698	8,470,673

Economic Earnings (Loss)	$(1,711)	$224	$3,871
Economic EPS	$(0.22)	$0.03	$0.46

Dividends declared per share	$0.00	$0.00	$0.72

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
REVENUES:
Advisory fees:
Asset-based	$29,277	$44,265
Performance-based	1,408	454
Trust fees	17,395	19,264
Trust performance-based fees	77	—
Other, net	(159)	1,480
Total revenues	47,998	65,463

EXPENSES:
Employee compensation and benefits	32,970	38,060
Sales and marketing	946	1,550
Westwood mutual funds	1,370	2,423
Information technology	6,219	6,276
Professional services	3,217	3,258
General and administrative	6,830	7,153
Impairment expense	3,403	—
(Gain) loss on foreign currency transactions	(1,196)	1,142
Total expenses	53,759	59,862
Net operating income (loss)	(5,761)	5,601
Unrealized losses on private investments	(909)	—
Investment income	625	—
Other income	102	110
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	(4,193)	—
Income (loss) before income taxes	(10,136)	5,711
Income tax expense	1,626	2,341
Net income (loss)	$(11,762)	$3,370
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,250)	1,084
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	4,193	—
Total comprehensive income (loss)	$(8,819)	$4,454

Earnings (loss) per share:
Basic	$(1.46)	$0.40
Diluted	$(1.46)	$0.40

Weighted average shares outstanding:
Basic	8,040,417	8,414,317
Diluted	8,040,417	8,467,823

Economic Earnings	$2,713	$12,761
Economic EPS	$0.34	$1.51

Dividends declared per share	$0.43	$2.16

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$15,593	$49,766
Accounts receivable	9,492	13,177
Investments, at fair value	61,993	50,324
Prepaid income taxes	511	1,150
Other current assets	2,211	2,544
Total current assets	89,800	116,961
Investments	8,154	8,154
Noncurrent investments at fair value	3,328	4,238
Goodwill	16,401	19,804
Deferred income taxes	2,398	2,216
Operating lease right-of-use assets	6,364	7,562
Intangible assets, net	13,963	15,256
Property and equipment, net of accumulated depreciation of $8,056 and $7,395	3,532	4,152
Other long-term assets	444	364
Total assets	$144,384	$178,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,097	$2,145
Dividends payable	873	7,362
Compensation and benefits payable	5,938	9,975
Operating lease liabilities	1,695	1,584
Income taxes payable	195	289
Total current liabilities	10,798	21,355
Accrued dividends	575	1,303
Noncurrent operating lease liabilities	6,519	7,762
Total long-term liabilities	7,094	9,065
Total liabilities	17,892	30,420

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,542,571 and outstanding 8,366,811 shares at September 30, 2020; issued 10,306,570 and outstanding 8,881,086 shares at December 31, 2019	106	103
Additional paid-in capital	209,060	203,441
Treasury stock, at cost - 2,175,758 shares at September 30, 2020; 1,425,483 shares at December 31, 2019	(78,050)	(63,281)
Accumulated other comprehensive (income) loss	—	(2,943)
Retained earnings (accumulated deficit)	(4,624)	10,967
Total stockholders’ equity	126,492	148,287
Total liabilities and stockholders’ equity	$144,384	$178,707

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(11,762)	$3,370
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	697	662
Amortization of intangible assets	1,293	1,281
Unrealized (gains) losses on investments	1,132	(501)
Stock-based compensation expense	5,409	7,932
Deferred income taxes	(191)	1,572
Non-cash lease expense	1,253	852
Impairment of goodwill	3,403	—
Currency translation adjustment reclassification	4,193	—
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	(11,891)	23,438
Accounts receivable	3,634	5,673
Other current assets	246	(361)
Accounts payable and accrued liabilities	(47)	(482)
Compensation and benefits payable	(3,769)	(8,100)
Income taxes payable	492	(668)
Other liabilities	(1,174)	(1,057)
Net cash (used in) provided by operating activities	(7,082)	33,611
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(92)	(516)
Purchases of investments	—	(3,020)
Additions to internally developed software	—	(584)
Net cash used in investing activities	(92)	(4,120)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(12,952)	(1,258)
Purchases of treasury stock for employee stock plans	(697)	(981)
Restricted stock returned for payment of taxes	(1,120)	(2,385)
Cash dividends	(11,043)	(19,979)
Net cash used in financing activities	(25,812)	(24,603)
Effect of currency rate changes on cash	(1,187)	1,035
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(34,173)	5,923
Cash and cash equivalents, beginning of period	49,766	52,449
Cash and cash equivalents, end of period	$15,593	$58,372

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,294	$1,431
Accrued dividends	$1,448	$8,390

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income (loss)	$(10,289)	$(2,575)	$1,117
Add: Stock-based compensation expense	488	2,305	2,249
Add: Impairment expense	3,403	—	—
Add: Intangible amortization	435	435	445
Add: Currency translation adjustment reclassification	4,193	—	—
Add: Tax benefit from goodwill amortization	59	59	60
Economic Earnings (Loss)	$(1,711)	$224	$3,871

Diluted weighted average shares	7,829,478	7,879,698	8,470,673
Economic EPS	$(0.22)	$0.03	$0.46

		Nine Months Ended
		September 30, 2020	September 30, 2019
Net income (loss)		$(11,762)	$3,370
Add: Stock-based compensation expense		5,409	7,932
Add: Impairment expense		3,403	—
Add: Intangible amortization		1,293	1,281
Add: Currency translation adjustment reclassification		4,193	—
Add: Tax benefit from goodwill amortization		177	178
Economic Earnings		$2,713	$12,761

Diluted weighted average shares		8,040,417	8,467,823
Economic EPS		$0.34	$1.51

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as net income (loss) plus non-cash equity-based compensation expense, impairment expense, amortization of intangible assets, currency translation adjustment reclassification and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.